UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

Medley Capital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)

1-35040 (Commission File Number)	27-4576073 (I.R.S. Employer Identification No.)

375 Park Avenue, 33rd Floor

New York, NY 10152

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Medley Capital Corporation (the “Company”) was pleased to elect Jeff Tonkel to serve as a member of the Board effective as of March 7, 2014. Mr. Tonkel is a principal of the Company’s investment adviser, MCC Advisors LLC (“Adviser”) and is a partner of Medley LLC. In accordance with the Bylaws of the Company (the “Bylaws”), Mr. Tonkel will be a Class I Director of the Company and his initial term as a director of the Company will expire at the Company’s 2015 Annual Meeting of Stockholders. Accordingly, Mr. Tonkel intends to serve as a member of the Board through the date of the 2015 Annual Meeting of Stockholders and stand for re-election at such time.

Mr. Tonkel’s biographical information is as follows:

Jeff Tonkel, 43, is a principal of the Adviser and a partner of Medley LLC. Mr. Tonkel is a member of Medley LLC’s Executive Management Committee and oversees its capital markets and structured finance activities. In addition, Mr. Tonkel serves as the President of Sierra Income Corporation, a non-traded business development company, and is a principal of its investment adviser, SIC Advisors LLC. Prior to his time with the Adviser and Medley LLC, Mr. Tonkel was a Managing Director with JP Morgan, where he was Chief Financial Officer of a global financing and markets business. Prior to JP Morgan, Mr. Tonkel was a Managing Director, Principal Investments, with Friedman Billings Ramsey where he focused on Merchant Banking and Corporate Development investments in diversified industrials, energy, real estate and specialty finance. Mr. Tonkel began his investment career with Summit Partners, a leading equity and subordinated debt investor in privately held growth companies. Mr. Tonkel received a B.A. from Harvard University and an M.B.A. from Harvard Business School.

Mr. Tonkel was elected to serve as a member of the Board in order to fill the vacancy created by the resignation described below.

On March 7, 2014, Mr. Andrew Fentress tendered to the Board and the Secretary of the Company his resignation from his position as a director of the Company. The resignation was effective as of the same date.

Also on March 7, 2014, Mr. Fentress resigned from his position as a principal of the Adviser, which resignation was accepted by the Adviser and effective as of the same date. As a result, effective as of March 7, 2014, Mr. Fentress will no longer be a member of the Adviser’s investment committee.

Mr. Fentress’ decision to resign from the Board and from his position as a principal of the Adviser was not due to any dispute or disagreement with the Company or the Adviser, or on any matter relating to the Company’s or the Adviser’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2014	MEDLEY CAPITAL CORPORATION

	By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer